UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 23, 2019

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ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2019, Mr. Todd B. Sisitsky, who has been a director of Endo International plc (the “Company”) since May 2016, notified the Company of his decision not to stand for reelection to the Company’s Board of Directors (the “Board”) at the Company’s 2019 Annual General Meeting of Shareholders (the “Annual Meeting”) in order to focus on his other commitments, including his position as managing partner of TPG Capital, co-head of the firm's global health investing platform and a member of the firm's executive committee. Mr. Sisitsky will continue to serve as a director of the Company until the expiration of his term at the Annual Meeting on June 11, 2019. There are no disagreements between Mr. Sisitsky and the Company, the Company’s management or the Board on any matters relating to the Company’s operations, policies or practices.
In addition, on April 24, 2019, Mr. Tony Pera notified the Company of his decision to retire from his role as President, Par Pharmaceutical, effective August 2, 2019 (the “Termination Date”). In connection with Mr. Pera’s departure, Endo Health Solutions Inc. (“EHSI”), an indirect, wholly-owned subsidiary of the Company, entered into a Retirement Considerations Agreement with Mr. Pera, dated April 25, 2019 (the “Retirement Agreement”). Under the Retirement Agreement, Mr. Pera has agreed to serve as a Special Advisor from the Termination Date through December 30, 2019. In this Special Advisor role, Mr. Pera will perform services related to company business and legal matters as reasonably directed by the Board and/or Mr. Paul V. Campanelli, the Company’s President and Chief Executive Officer, and commensurate with Mr. Pera's prior level of position and knowledge. In connection with Mr. Pera's decision to retire effective August 2, 2019, and his agreement to provide advisory services through December 30, 2019, Mr. Pera will be entitled to the payments and benefits set forth in his Retirement Agreement, which consist of a prorated 2019 bonus (based on target results) and a continuation of medical and basic life insurance benefits at active employee rates for eighteen months following the Termination Date. In addition, in consideration of Mr. Pera’s agreement to provide advisory services through December 30, 2019, Mr. Pera’s outstanding equity awards will be treated in accordance with the applicable equity plans and award agreements, except that any outstanding stock options will remain exercisable for three years following the later of vesting of the entire award and the Termination Date (but not beyond the original expiration date) and Mr. Pera will receive an aggregate amount equal to $250,000, payable in equal monthly amounts over the term of his service as Special Advisor. The Retirement Agreement includes a provision concerning indemnification and covenants not to solicit, not to compete, not to disparage and to cooperate with the Company and its affiliates.
The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety to the full text of the Retirement Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.
EHSI also entered into a new executive employment agreement with Mr. Campanelli (the “Employment Agreement”) on April 24, 2019, which became effective immediately and has a term through September 23, 2022, to replace his prior agreement dated September 23, 2016, which had a three-year term. The Employment Agreement provides for Mr. Campanelli to continue in his current role on substantially similar terms and conditions as those provided for in his prior employment agreement.
The term of the Employment Agreement begins on April 24, 2019 and ends on September 23, 2022, unless earlier terminated. Under the Employment Agreement, Mr. Campanelli is entitled to continue to receive his current annual base salary of $950,000 and is eligible to receive his current target annual cash bonus of 120% of his base salary.
During the term of the Employment Agreement, Mr. Campanelli is also eligible to receive equity-based compensation to be awarded in the sole discretion of the Compensation Committee of the Board (the “Committee”) (at a level commensurate with his position as the Company’s President and Chief Executive Officer), which may be subject to the achievement of certain performance targets established by the Committee. Mr. Campanelli is also entitled to receive benefits on the same basis as other senior executives. During the term of the Employment Agreement, Mr. Campanelli will continue to be based in Chestnut Ridge, New York and will travel to the Company’s U.S. headquarters in Malvern, Pennsylvania and global headquarters in Ireland to the extent reasonably necessary and appropriate to fulfill his duties.

The Employment Agreement provides that in the event of a termination of Mr. Campanelli’s employment by EHSI without Cause or by Mr. Campanelli for Good Reason (as these terms are defined in the Employment Agreement), Mr. Campanelli will be entitled to the following amounts, subject to his execution of a release of claims: a prorated bonus for year of termination (based on actual performance results), severance in an amount equal to two times the sum of his base salary and target bonus, continuation of medical and basic life insurance benefits until he reaches age 70, and accelerated vesting of the stock options granted to him on September 26, 2016 pursuant to his prior employment agreement. If the qualifying termination occurs within twenty-four months following a change in control of the Company, subject to his execution of a release of claims, Mr. Campanelli will be entitled to the same payments and benefits, except severance will be calculated using a multiple of three. If the qualifying termination is due to a resignation without Good Reason, then, subject to his execution of a release of claims, Mr. Campanelli will be entitled to continuation of medical and basic life insurance benefits until he reaches age 70. If, within ninety days following the expiration of the Employment Agreement, Mr. Campanelli’s employment is terminated by EHSI under circumstances that would not have constituted Cause or by Mr. Campanelli under circumstances that would have constituted Good Reason, he will receive a prorated bonus for the year of termination (based on actual performance results), and the termination will be treated as a termination without Cause or for Good Reason for purposes of the stock options granted to him on September 26, 2016 pursuant to his prior employment agreement and any performance-based long-term incentive awards held by Mr. Campanelli as of the date of such termination of employment. Mr. Campanelli may elect to reduce his severance payments to the extent these payments would constitute “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code.
In the event of a termination due to his death or disability, Mr. Campanelli (or, if applicable, his estate) will be entitled to a prorated bonus for the year of termination (based on actual performance results), continuation of medical and basic life insurance benefits for Mr. Campanelli and/or his dependents until he reaches age 70 (or, in the event of a termination due to his death, until he would have reached age 70 had his death not occurred) and, in the event of disability, twenty-four months of salary continuation offset by disability benefits.
The Employment Agreement also contains a twenty-four month non-solicitation covenant, a twenty-four month non-competition covenant, a non-disparagement covenant and a covenant providing for cooperation by Mr. Campanelli in connection with any investigations and/or litigation.
Mr. Campanelli’s prior agreement with EHSI, dated as of September 23, 2016, is superseded by the Employment Agreement. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.1	Executive Employment Agreement between Endo Health Solutions Inc. and Paul Campanelli, dated as of April 24, 2019
10.2	Retirement Agreement between Endo Health Solutions Inc. and Tony Pera, dated as of April 25, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: April 26, 2019